Exhibit 10-11

Branch Banking & Trust Co.

1300 Babcock Street
Melbourne, FL 32901

2/22/2011

Southeast Power Corporation

Pineapple House of Brevard, Inc.

Bayswater Development Corporation

Ladies and Gentlemen:

At your request, Branch Banking and Trust Company (“Bank”) has agreed to release Oak Park of Brevard, Inc., as a guarantor of payment of the loan(s) of The Goldfield Corporation (“Borrower”), under its Guaranty Agreement dated August 26, 2005 and March 14, 2006, subject to and with your full agreement that you, as the remaining guarantors of payment of the loan(s) of the Borrower, shall continue to be unconditionally liable for payment of such loans pursuant to the Guaranty Agreements executed by each of you.

Upon your acceptance and execution of this letter agreement, each of you, as guarantors, hereby agrees to the Bank’s release of Oak Park of Brevard, Inc. under its Guaranty Agreement, and hereby ratifies and affirms your respective Guaranty Agreements and your liability thereunder. Each of you hereby releases the Bank from any claim, demand, obligation, expense, or liability, whatsoever which may arise as a result of the Bank’s release.

Please indicate your acceptance of the terms of this letter agreement by signing below in the spaces provided and return a signed copy to me at the address above.

Sincerely,

BRANCH BANKING AND TRUST COMPANY

/s/ BARRY FORBES

By:	Barry Forbes

Title:	Senior Vice President

Phone:	321-723-XXXX

Read and Accepted:

Southeast Power Corporation

By:	/s/ STEPHEN R. WHERRY	Date:	2/22/11
Stephen R. Wherry, Treasurer

Pineapple House of Brevard, Inc.

By:	/s/ STEPHEN R. WHERRY	Date:	2/22/11
Stephen R. Wherry, Vice President

Bayswater Development Corporation

By:	/s/ STEPHEN R. WHERRY	Date:	2/22/11
Stephen R. Wherry, Treasurer